As filed with the Securities and Exchange Commission on April 18, 2019

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Tencent Music Entertainment Group

(Exact name of registrant as specified in its charter)

Cayman Islands		Not Applicable
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

17/F, Matsunichi Building, Kejizhongyi Road Midwest District of Hi-tech Park Nanshan District, Shenzhen, 518057 the People’s Republic of China
+86-755-8601-3388
(Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s Principal Executive Offices)

2014 Share Incentive Plan 2017 Option Plan 2017 Restricted Share Scheme
(Full title of the plans)

Cogency Global Inc. 10 E. 40th Street, 10th Floor, New York, NY, 10016 (800) 221-0102
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Cussion Kar Shun Pang

Chief Executive Officer

Tencent Music Entertainment Group

17/F, Songri Dingsheng Building, Kejizhongyi Road

Midwest District of Hi-tech Park

Nanshan District, Shenzhen, 518057

the People’s Republic of China

+86-755-8601-3388

James C. Lin, Esq. Davis Polk & Wardwell LLP c/o 18th Floor, The Hong Kong Club building, 3A Chater Road, Central Hong Kong +852 2533-3300	Li He, Esq. Davis Polk & Wardwell LLP 2201 China World Office 2 1 Jian Guo Men Wai Avenue, Chao Yang District Beijing 100004, the People’s Republic of China +86 10-8567-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐ Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company) Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(8)
Class A ordinary shares, par value $0.000083 per share	42,348,726(3)	$0.21(3)	$8,893,232.46	$1,077.86
Class A ordinary shares, par value $0.000083 per share	27,760,968(4)	$3.06(4)	$84,948,562.08	$10,295.77
Class A ordinary shares, par value $0.000083 per share	22,112,090(5)	$8.90(5)	$196,797,601.00	$23,851.87
Class A ordinary shares, par value $0.000083 per share	44,818,732(6)	$8.90(6)	$398,886,714.80	$48,345.07
Total	137,040,516(7)	—	$689,526,110.34	$83,570.57

(1)	The Class A ordinary shares of Tencent Music Entertainment Group (the “Registrant”) registered hereunder are represented by the Registrant’s American depositary shares (“ADSs”), with each ADS representing two Class A ordinary shares, par value $0.000083 per share. The registrant’s ADSs issuable upon deposit of the Class A ordinary shares have been registered under a separate registration statement on Form F-6 (333-228610).

(2)	Represents Class A ordinary shares which are issuable upon exercise of options and pursuant to other awards granted under the 2014 Share Incentive Plan (the “2014 Share Incentive Plan”), the 2017 Option Plan (the “2017 Option Plan”) and the 2017 Restricted Share Scheme (the “2017 Restricted Share Scheme”, and together with the 2014 Share Incentive Plan and the 2017 Option Plan, the “Plans”) of the Registrant. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement is deemed to cover an indeterminate number of Class A ordinary shares which may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions as provided in the Plans.

(3)	Represents Class A ordinary shares which are issuable upon the exercise of outstanding options previously granted under the 2014 Share Incentive Plan as of the date of this registration statement and the corresponding proposed maximum offering price per share represents the weighted average of the exercise price of options which have been already granted and are outstanding under the 2014 Share Incentive Plan.

(4)	Represents Class A ordinary shares which are issuable upon the exercise of outstanding options previously granted under the 2017 Option Plan as of the date of this registration statement and the corresponding proposed maximum offering price per share represents the weighted average of the exercise price of options which have been already granted and are outstanding under the 2017 Option Plan.

(5)	The amount to be registered represents outstanding restricted shares granted under the 2017 Restricted Share Scheme. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$17.80 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the New York Stock Exchange on April 16, 2019.

(6)	Represents Class A ordinary shares to be issued pursuant to the Plans. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$17.80 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the New York Stock Exchange on April 16, 2019.

(7)	Any Class A ordinary shares covered by an award granted under the Plans (or portion of an award) that is forfeited, cancelled or otherwise expires for any reason without having been exercised shall be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares which may be issued under the Plans.

(8)	Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets a portion of the registration fee for this registration statement on Form S-8 by US$22,361.40, which represents the entirety of the registration fee of US$22,361.40 previously paid with respect to the 24,600,000 unsold securities previously registered on the Registrant's Registration Statement on Form F-1 (File No. 333-227656) initially filed by the Registrant with the Securities and Exchange Commission on October 2, 2018 and declared effective on December 11, 2018.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants in the Plans covered by this Registration Statement, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference.

(1)   The Registrant’s prospectus filed with the Commission on December 12, 2018 pursuant to Rule 424(b)(4) under the Securities Act (Securities Act File No. 333-227656); and

(2)   The description of the Registrant’s Class A ordinary shares contained in the Registrant’s registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) filed on December 3, 2018, as modified by any amendment or report filed for the purpose of updating such description (Exchange Act File No. 001-38751).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. The Registrant’s sixth amended and restated memorandum and articles of association provide for indemnification of officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such officers and directors, other than by reason of such directors or officers’ own dishonesty, willful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of the Registrant’s business or affairs (including as a result of any mistake of judgement) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such directors or officers in defending (whether successfully or otherwise) any civil proceedings concerning the Registrant or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the indemnification agreements, the form of which was filed as Exhibit 10.1 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-227656), the Registrant has agreed to indemnify its directors and officers against, to the fullest extent permitted by applicable law, any and all expenses and liabilities actually and reasonably incurred by reason of such director’s or officer’s corporate status.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement (See Exhibit Index below).

ITEM 9.  UNDERTAKINGS

(a)   The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Sixth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s registration statement on Form F-1 filed on October 2, 2018, as amended) (Securities Act File No. 333-227656)
4.2	Registrant’s Specimen Certificate for Class A ordinary shares (incorporated herein by reference to Exhibit 4.2 to the Registrant’s registration statement on Form F-1 filed on October 2, 2018, as amended) (Securities Act File No. 333-227656)
4.3	Form of Deposit Agreement between the Registrant, the depositary and holders of the American Depositary Shares (incorporated herein by reference to Exhibit 4.3 to the Registrant’s registration statement on Form F-1 filed on October 2, 2018, as amended) (Securities Act File No. 333-227656)
5.1	Opinion of Maples and Calder (Hong Kong) LLP (filed herewith)
10.1	The 2014 Share Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Registrant’s registration statement on Form F-1 filed on October 2, 2018, as amended) (Securities Act File No. 333-227656)
10.2	The 2017 Share Option Plan (incorporated herein by reference to Exhibit 10.4 to the Registrant’s registration statement on Form F-1 filed on October 2, 2018, as amended) (Securities Act File No. 333-227656)
10.3	The 2017 Restricted Share Award Scheme (as amended and restated) (incorporated herein by reference to Exhibit 10.5 to the Registrant’s registration statement on Form F-1 filed on October 2, 2018, as amended) (Securities Act File No. 333-227656)
23.1	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)
24.1	Power of Attorney (included on the signature page of this Registration Statement)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the PRC, on April 18, 2019.

Tencent Music Entertainment Group

By:	/s/ Cussion Kar Shun Pang
Name:	Cussion Kar Shun Pang
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Cussion Kar Shun Pang and Min Hu, and each of them acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on April 18, 2019.

Signature	Title

/s/ Tong Tao Sang	Chairman
Name: Tong Tao Sang

/s/ Cussion Kar Shun Pang	Chief Executive Officer, Director
Name: Cussion Kar Shun Pang	(principal executive officer)

/s/ Zhenyu Xie	Co-President, Director
Name: Zhenyu Xie

/s/ Guomin Xie	Co-President, Director
Name: Guomin Xie

Director
Name: Martin Chi Ping Lau

/s/ James Gordon Mitchell	Director
Name: James Gordon Mitchell

Director
Name: Brent Richard Irvin

/s/ Tak-Wai Wong	Independent Director
Name: Tak-Wai Wong

/s/ Liang Tang	Independent Director
Name: Liang Tang

Independent Director
Name: Edith Manling Ngan

/s/ Min Hu	Chief Financial Officer
Name: Min Hu	(principal financial and accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Tencent Music Entertainment Group, has signed this registration statement or amendment thereto in New York on April 18, 2019.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President